As filed with the U.S. Securities and Exchange Commission on April 21, 2010

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iGATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	25-1802235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

iGATE Corporation

6528 Kaiser Drive

Fremont, CA 94555

(510) 896-3015

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Mukund Srinath

General Counsel and Secretary

iGATE Corporation

6528 Kaiser Drive

Fremont, CA 94555

(510) 896-3015

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

James J. Barnes, Esq. Stephanie L. Apostolou, Esq. Reed Smith LLP Reed Smith Centre 225 Fifth Avenue Suite 1200 Pittsburgh, PA 15222 Telephone: (412) 288-3131

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-162606

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, $0.01 par value	$6,736,000	$480.28

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (File No. 333-162606), as amended, is hereby registered.
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SEC IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

EXPLANATORY NOTE

This Registration Statement on Form S-3 relates to resales of shares of common stock, par value $0.01 per share, of iGATE Corporation, a Pennsylvania corporation, (the “Registrant”) by the selling stockholders named in the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-162606) (the “Prior Registration Statement”), initially filed by the Registrant on October 21, 2009, and declared effective by the U.S. Securities and Exchange Commission on November 5, 2009. This Registration Statement is filed solely to increase the number of shares of our common stock that may be sold by the selling stockholders. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinion of counsel and related consent and accountants’ consent are attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement on Form S-3, File No. 333-162606, are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit Number	Description

5.1	Opinion of Reed Smith LLP.

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm

23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

23.3	Consent of Reed Smith LLP

24.1	Power of Attorney

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on April 21, 2010.

IGATE CORPORATION

By:	/S/ PHANEESH MURTHY
Phaneesh Murthy
President and Chief Executive Officer
(Principal Executive Officer)

By:	/S/ SUJIT SIRCAR
Sujit Sircar
Chief Financial Officer
(Principal Accounting and Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phaneesh Murthy and Sujit Sircar, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ SUNIL WADHWANI	Co-Chairman of the Board of Directors	April 21, 2010
Sunil Wadhwani

/S/ ASHOK TRIVEDI	Co-Chairman of the Board of Directors	April 21, 2010
Ashok Trivedi

/S/ PHANEESH MURTHY	President and Chief Executive Officer (Principal Executive Officer and Director)	April 21, 2010
Phaneesh Murthy

/S/ SUJIT SIRCAR	Chief Financial Officer (Principal Financial and Accounting Officer)	April 21, 2010
Sujit Sircar

	Director	April 21, 2010
J. Gordon Garrett

/S/ GORAN LINDAHL	Director	April 21, 2010
Goran Lindahl

/S/ MARTIN C. MCGUINN	Director	April 21, 2010
Martin C. McGuinn

	Director	April 21, 2010
Joseph J. Murin

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EXHIBIT INDEX

Exhibit Number	Description	Method of Filing

5.1	Opinion of Reed Smith LLP	Filed herewith

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm	Filed herewith

23.3	Consent of Reed Smith LLP	Included in Exhibit 5.1

24.1	Power of Attorney	Included on signature page